                                                                    EXHIBIT 4.2

                         FLEXTRONICS INTERNATIONAL LTD.


                               up to E300,000,000

                    9 3/4% SENIOR SUBORDINATED NOTES DUE 2010
                                 EURO INDENTURE






                            Dated as of June 29, 2000


          Chase Manhattan Bank and Trust Company, National Association

                                   as Trustee

                             CROSS-REFERENCE TABLE*

   TIA                                                               Indenture
Section                                                               Section
-------                                                              ---------
310 (a)(1)........................................................... 7.10
    (a)(2)........................................................... 7.10
    (a)(3)........................................................... N.A.
    (a)(4)........................................................... N.A.
    (a)(5)........................................................... 7.08; 7.10
    (b).............................................................. 7.08; 7.10; 12.02
    (c).............................................................. N.A.
311 (a).............................................................. 7.11
    (b).............................................................. 7.11
    (c).............................................................. 12.03
312 (a).............................................................. N.A.
    (b).............................................................. 12.03
    (c).............................................................. 12.03
313 (a).............................................................. 7.06
    (b)(2)........................................................... 7.06
    (c).............................................................. 7.06; 12.02
    (d).............................................................. 7.06
314 (a).............................................................. 4.03; 4.14; 12.02
    (b).............................................................. 11.01
    (c)(1)........................................................... 7.02; 12.04; 12.05
    (c)(2)........................................................... 7.02; 12.04; 12.05
    (c)(3)........................................................... N.A.
    (d).............................................................. 11.01
    (e).............................................................. 12.05
    (f).............................................................. N.A.
315 (a).............................................................. 7.01(b)
    (b).............................................................. 7.05
    (c).............................................................. 7.01
    (d).............................................................. 6.05; 7.01(c)
    (e).............................................................. 6.11
316 (a)(last sentence)............................................... 2.09
    (a)(1)(A)........................................................ 6.02
    (a)(1)(B)........................................................ 6.04
    (a)(2)........................................................... 9.02
    (b).............................................................. 6.07
    (c).............................................................. 9.04
317 (a)(1)........................................................... 6.08
    (a)(2)........................................................... 6.09
    (b).............................................................. 2.04
318 (a).............................................................. 12.01
    (c).............................................................. 12.01

---------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture


                                TABLE OF CONTENTS


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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions............................................................1
SECTION 1.02.     Other Definitions.....................................................16
SECTION 1.03.     Trust Indenture Act Definitions.......................................16
SECTION 1.04.     Rules of Construction.................................................17

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.     Form and Dating.......................................................17
SECTION 2.02.     Execution and Authentication..........................................19
SECTION 2.03.     Registrar and Paying Agent............................................19
SECTION 2.04.     Paying Agent to Hold Money in Trust...................................20
SECTION 2.05.     Holder Lists..........................................................20
SECTION 2.06.     Transfer and Exchange.................................................20
SECTION 2.07.     Replacement Notes.....................................................32
SECTION 2.08.     Outstanding Notes.....................................................32
SECTION 2.09.     Treasury Notes........................................................33
SECTION 2.10.     Temporary Notes.......................................................33
SECTION 2.11.     Cancellation..........................................................33
SECTION 2.12.     Defaulted Interest....................................................33
SECTION 2.13.     Cusip Numbers.........................................................34

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.     Notices to Trustee....................................................34
SECTION 3.02.     Selection of Notes to Be Redeemed.....................................34
SECTION 3.03.     Notice of Redemption..................................................35
SECTION 3.04.     Effect of Notice of Redemption........................................35
SECTION 3.05.     Deposit of Redemption Price...........................................35
SECTION 3.06.     Notes Redeemed in Part................................................36
SECTION 3.07.     Optional Redemption...................................................36
SECTION 3.08.     Mandatory Redemption..................................................37
SECTION 3.09.     Offer to Purchase by Application of Excess Proceeds...................37

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.     Payment of Notes......................................................39
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                                      -i-
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SECTION 4.02.     Maintenance of Office or Agency.......................................39
SECTION 4.03.     Reports...............................................................40
SECTION 4.04.     Compliance Certificate................................................40
SECTION 4.05.     Taxes.................................................................41
SECTION 4.06.     Stay, Extension and Usury Laws........................................41
SECTION 4.07.     Restricted Payments...................................................41
SECTION 4.08.     Dividend and Other Payment Restrictions Affecting Restricted
                   Subsidiaries.........................................................43
SECTION 4.09.     Incurrence of Debt and Issuance of Preferred Stock....................44
SECTION 4.10.     Asset Sales...........................................................46
SECTION 4.11.     Transactions with Affiliates..........................................48
SECTION 4.12.     Liens.................................................................48
SECTION 4.13.     Corporate Existence...................................................48
SECTION 4.14.     Change of Control.....................................................49
SECTION 4.15.     Designation of Unrestricted Subsidiaries..............................50
SECTION 4.16.     Payments for Consent..................................................50
SECTION 4.17.     Money for Payments to Be Held in Trust................................50
SECTION 4.18.     Status as Investment Company..........................................52
SECTION 4.19.     Incurrence of Senior Subordinated Debt................................52
SECTION 4.20.     Guarantees of Debt....................................................52
SECTION 4.21.     Payment of Additional Amounts.........................................52

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.     Merger, Consolidation or Sale of Assets...............................54
SECTION 5.02.     Successor Corporation Substituted.....................................54
SECTION 5.03.     Restrictions upon Reincorporating, Merging or Consolidating into a
                   Subject Country......................................................55

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.....................................................56
SECTION 6.02.     Acceleration..........................................................57
SECTION 6.03.     Other Remedies........................................................58
SECTION 6.04.     Waiver of Past Defaults...............................................58
SECTION 6.05.     Control by Majority...................................................58
SECTION 6.06.     Limitation on Suits...................................................58
SECTION 6.07.     Rights of Holders of Notes to Receive Payment.........................59
SECTION 6.08.     Collection Suit by Trustee............................................59
SECTION 6.09.     Trustee May File Proofs of Claim......................................59
SECTION 6.10.     Priorities............................................................59
SECTION 6.11.     Undertaking for Costs.................................................60


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                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.....................................................60
SECTION 7.02.     Rights of Trustee.....................................................61
SECTION 7.03.     Individual Rights of Trustee..........................................62
SECTION 7.04.     Trustee's Disclaimer..................................................62
SECTION 7.05.     Notice of Defaults....................................................62
SECTION 7.06.     Reports by Trustee to Holders of the Notes............................63
SECTION 7.07.     Compensation and Indemnity............................................63
SECTION 7.08.     Replacement of Trustee................................................64
SECTION 7.09.     Successor Trustee by Merger, Etc......................................65
SECTION 7.10.     Eligibility; Disqualification.........................................65
SECTION 7.11.     Preferential Collection of Claims Against Company.....................65

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance..............65
SECTION 8.02.     Legal Defeasance and Discharge........................................65
SECTION 8.03.     Covenant Defeasance...................................................66
SECTION 8.04.     Conditions to Legal or Covenant Defeasance............................66
SECTION 8.05.     Deposited Money and Government Securities to Be Held in Trust;
                    Other Miscellaneous Provisions......................................67
SECTION 8.06.     Repayment to Company..................................................68
SECTION 8.07.     Reinstatement.........................................................68
SECTION 8.08.     Survival..............................................................69

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     Without Consent of Holders............................................69
SECTION 9.02.     With Consent of Holders...............................................70
SECTION 9.03.     Compliance with Trust Indenture Act...................................71
SECTION 9.04.     Revocation and Effect of Consents.....................................71
SECTION 9.05.     Notation on or Exchange of Notes......................................71
SECTION 9.06.     Trustee to Sign Amendments, Etc.......................................72

                                   ARTICLE 10

                           SATISFACTION AND DISCHARGE

SECTION 10.01.    Satisfaction and Discharge of Indenture...............................72
SECTION 10.02.    Application of Trust Money............................................72


                                     -iii-
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                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.    Trust Indenture Act Controls..........................................73
SECTION 11.02.    Notices...............................................................73
SECTION 11.03.    Communication by Holders with Other Holders...........................75
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent....................75
SECTION 11.05.    Statements Required in Certificate or Opinion.........................75
SECTION 11.06.    Rules by Trustee and Agents...........................................75
SECTION 11.07.    No Personal Liability of Directors, Officers, Employees and
                   Stockholders.........................................................76
SECTION 11.08.    GOVERNING LAW.........................................................76
SECTION 11.09.    Consent to Jurisdiction and Service...................................76
SECTION 11.10.    No Adverse Interpretation of Other Agreements.........................76
SECTION 11.11.    Successors............................................................76
SECTION 11.12.    Severability..........................................................77
SECTION 11.13.    Counterpart Originals.................................................77
SECTION 11.14.    Table of Contents, Headings, Etc......................................77
SECTION 11.15.    Cayman Islands Branch; Full Recourse Obligations......................77

                                   ARTICLE 12

                                  SUBORDINATION

SECTION 12.01.    Notes Subordinated to Senior Debt.....................................77
SECTION 12.02.    No Payment on Notes in Certain Circumstances..........................77
SECTION 12.03.    Payment Over of Proceeds upon Dissolution, Etc........................78
SECTION 12.04.    Payments May Be Paid Prior to Dissolution.............................79
SECTION 12.05.    Subrogation...........................................................80
SECTION 12.06.    Obligations of the Company Unconditional..............................80
SECTION 12.07.    Notice to Trustee.....................................................80
SECTION 12.08.    Reliance on Judicial Order or Certificate of Liquidating Agent........80
SECTION 12.09.    Trustee's Relation to Senior Debt or Guarantor Senior Debt............81
SECTION 12.10.    Subordination Rights Not Impaired by Acts or Omissions of the Company
                   or a Guarantor or Holders of Senior Debt.............................81
SECTION 12.11.    Holders Authorize Trustee to Effectuate Subordination of Securities...82
SECTION 12.12.    This Article 12 Not to Prevent Events of Default......................82
SECTION 12.13.    Trustee's Compensation Not Prejudiced.................................82


EXHIBIT A-1       FORM OF NOTE.......................................................A-1-1
EXHIBIT A-2       FORM OF REGULATION S TEMPORARY GLOBAL NOTE.........................A-2-1
EXHIBIT B         FORM OF CERTIFICATE OF TRANSFER......................................B-1
EXHIBIT C         FORM OF CERTIFICATE OF EXCHANGE......................................C-1

               INDENTURE, dated as of June 29, 2000 by and between Flextronics International Ltd., a Singapore corporation (the "Company"), and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee").

                                    RECITALS

               The Company has duly authorized the creation of an issue of 9 3/4% Senior Subordinated Notes due 2010 (the "Notes"; such term to include the Exchange Notes, the Private Exchange Notes, if any, and the Unrestricted Definitive and Global Notes, if any, treated as a single class of securities under this Indenture), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

               All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders, as follows:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

               "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person which, in each case, is not repaid at or within five days following the date of such acquisition.

               "Additional Amounts" shall have the definition set forth in
Section 4.21. All references herein to payments of principal of, premium, if any, and interest on the Notes shall be deemed to include any applicable Additional Amounts that may become payable in respect of the Notes.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

               "Agent" means any Registrar, Paying Agent or co-registrar.

               "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream, Luxembourg that apply to such transfer or exchange.

               "Asset Sale" means (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed pursuant to Section 4.14 and/or Section 5.01 and not pursuant to Section 4.10), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for net proceeds in excess of $10.0 million. Notwithstanding the foregoing: (v) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (w) a disposition of goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries, (x) assets transferred or disposed of in connection with a Receivables Program, (y) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, and (z) a Restricted Payment or Permitted Investment that is permitted in Section 4.07 will not be deemed to be Asset Sales.

               "Asset Sale Offer" shall have the definition set forth in Section 4.10.

               "Asset Sale Offer Date" shall have the definition set forth in
Section 4.10.

               "Asset Sale Offered Price" shall have the definition set forth in
Section 4.10.

               "Asset Sale Pari Passu Offer" shall have the definition set forth in Section 4.10.

               "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

               "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or any other similar duly authorized governing body of such Person.

               "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or any officer or director of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Borrowing Base" means an amount equal to the sum of (i) 85% of the value of accounts receivable (before giving effect to any related reserves) shown on the Company's most recent consolidated balance sheet that are not more than 90 days past due in accordance with GAAP and (ii) 60% of the value of the inventory shown on the Company's consolidated balance sheet in accordance with GAAP.

               "Business Day" means a Target Business Day and any day other than a Legal Holiday.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

               "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

               "Clearstream, Luxembourg" means Clearstream Banking S.A., formerly Cedelbank, S.A.

               "Commission" means the Securities and Exchange Commission.

               "Company" means Flextronics International Ltd., a Singapore corporation, and all successors thereto.

               "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) other non-recurring non-cash items increasing such Consolidated Net Income for such period (which will be added back to Consolidated Cash Flow in any subsequent period to the extent cash is received in respect of such item in such subsequent period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

               "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Unrestricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

               "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the ordinary shareholders of such Person and its consolidated Restricted Subsidiaries as of such date plus
(ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

               "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at a time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the Board voting with respect thereto shall at the time have been Continuing Directors.

               "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

               "Credit Agreements" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Debt under Credit Agreements outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

               "Credit Facility" means, collectively, the Revolving Credit and Term Loan Agreement dated as of April 3, 2000 by and among the Company, certain agents and certain lending institutions party thereto and the Revolving Credit and Term Loan Agreement dated as of April 3, 2000 by and among Flextronics International U.S.A. Inc., The DII Group, Inc., certain agents and certain lending institutions party thereto and in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced from time to time.

               "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Debt of others secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Debt of any other Person. The amount of any Debt outstanding as of any date shall be (i) the accreted value thereof, in the case of any Debt that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt.

               "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto, but may bear the Private Placement Legend, if applicable.

               "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "Designated Senior Debt" means (i) any Debt under the Credit Facility (and any guarantees thereof) and (ii) any other Senior Debt otherwise designated by the Company (which designation shall have been approved in writing by the Representative under the Credit Facility, and such approval shall have been delivered to the Trustee, so long as (A) the Credit Facility is in effect and (B) the Company shall not then be a party to a credit facility or similar arrangement (other than the Credit Facility) that provides for loans in an aggregate principal amount that is greater than the aggregate principal amount of loans to the Company that may be made under the Credit Facility and that are not entered into in violation of the Credit Facility), and the Representative thereunder, as "Designated Senior Debt" and, in the case of the designation by the Company, certified in an Officers' Certificate delivered to the Trustee; provided that not less than $5.0 million aggregate principal amount is outstanding under Designated Senior Debt at the date of the designation and at the date of determination.

               "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

               "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "Equity Sale" shall have the definition set forth in Section
3.07.

               "Euro" or "E" means the currency adopted by the European Union.

               "European Union" means the member nations to the third stage of European Monetary Union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

               "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

               "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

               "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

               "Existing Debt" means Debt of the Company and its Restricted Subsidiaries (other than Debt under the Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

               "Existing Notes" means Debt of the Company under its 8 3/4% senior subordinated loan in an aggregate principal amount of $150,000,000.

               "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

               "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

               "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated inter-est expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Debt of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect.

               "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

               "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the unrestricted Global Notes, in the form of Exhibit A-1 or A-2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof and bearing the Global Note Legend.

               "Government Securities" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentally thereof) the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

               "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

               "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

               "Holder" means a Person in whose name a Note is registered on the Registrar's or any co-registrar's books.

               "Indenture" means this Indenture, as amended or supplemented from time to time.

               "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

               "Initial Purchaser" shall have the meaning assigned to such term in the Offering Memorandum.

               "interest," when used with respect to any Note, means the amount of all interest accruing on such Note, including Liquidated Damages payable on the Notes pursuant to the Registration Rights Agreement, any applicable Additional Amounts that may become payable in respect of the Notes and all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(vii) and (viii) hereof or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

               "Interest Payment Date" shall have the meaning assigned to such term in the Notes.

               "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations), advances or capital contributions (excluding commission, travel and other advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07.

               "Issue Date" means the date of first issuance of the Notes under the Indenture.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of London or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

               "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "Liquidated Damages" shall have the meaning specified in the Notes.

               "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Debt of such Person or any of its Subsidiaries and
(ii) any extraordinary or non-
recurring gain (but not loss), together with any related provision for taxes on such extraordinary or non-recurring gain (but not loss).

               "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, or against any liabilities associated with the Asset Sale, or the assets subject thereto, and retained by the Company or any Restricted Subsidiary, and (iv) amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, or to the satisfaction of contractual obligations either existing at the date of this Indenture, or entered into after the date of this Indenture in connection with the payment of deferred purchase price of the properties or assets that were the subject of such Asset Sale.

               "Non-U.S. Person" means a Person who is not a U.S. Person.

               "Note Custodian" means the Person specified in Section 2.03 hereof as the Note Custodian with respect to the Global Notes or any successor entity thereto appointed as Note Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

               "Notes" has the meaning assigned to it in the preamble to this Indenture.

               "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

               "Offering Memorandum" means the offering memorandum of the Company, dated June 26, 2000, relating to the Notes.

               "Officer" means the Chief Executive Officer, any president, the Chief Financial Officer and any vice president of the Company.

               "Officers' Certificate" means a certificate signed by two
Officers.

               "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding aggregate principal amount of the Notes sold in reliance on Rule 144A.

               "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, any Affiliate of the Company or the Trustee.

               "Pari Passu Debt" shall mean (i) any Debt of the Company that is pari passu in right of payment to the Notes and (ii) with respect to any Guarantee of the Notes, Debt which ranks pari passu in right of payment to such Guarantee.

               "Pari Passu Debt Amount" shall have the definition set forth in
Section 4.10.

               "Participant" means members of, or participants in, the Depositary.

               "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

               "Permitted Debt" shall have the meaning set forth in Section
4.09.

               "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries (or reasonable extensions or expansions thereof); (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries (or reasonable extensions or expansions thereof) or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries (or reasonable extensions or expansions thereof); (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments made in exchange for accounts receivable arising in the ordinary course of business which have not been collected for 120 days and which are, in the good faith judgment of the Company, substantially impaired, provided that any such Investments in excess of $5.0 million shall be approved by the Board of Directors (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee); (g) Investments in Permitted Joint Ventures, and Investments in suppliers to the Company and its Restricted Subsidiaries, in an aggregate amount which when taken together with all other investments pursuant to this clause (g) does not exceed the greater of $10.0 million or 10% of Total Assets at any one time outstanding;
(h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $25.0 million; (i) loans to employees of the Company not to exceed $10.0 million at any one time outstanding; (j) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Debt or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of this Indenture; and (k) Investments in Hedging Obligations as permitted by Section 4.09. For purposes of calculating the aggregate amount of Permitted Investments permitted to be outstanding at any one time pursuant to clauses (g) and (h) of the preceding sentence and for calculating the amount of Restricted Investments made pursuant to and in compliance with Section 4.07, (i) to the extent the consideration for any such Investment consists of Equity Interests (other than Disqualified Stock) of the Company, the value of the Equity Interests so issued will be ignored in determining the amount of such Investment and (ii) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries on or after the date of this Indenture will be decreased (but not below zero) by an amount equal to the lesser of (y) the cash return of capital to the Company or a Restricted Subsidiary with respect to such Investment that is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, including applicable taxes, if any) and (z) the initial amount of such Investment.

               "Permitted Joint Venture" means any Person which is, directly or indirectly through its subsidiaries or otherwise, engaged principally in the principal business of the Company, or a reasonably related or complementary business, and the Capital Stock (or securities convertible into Capital Stock) of which is owned by the Company and one or more Persons other than the Company or any affiliate of the Company.

               "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture.

               "Permitted Refinancing Debt" means any Debt of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Debt of the Company or any of its Restricted Subsidiaries, provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Company or by the Subsidiary which is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Private Exchange Notes" shall have the meaning specified in the Registration Rights Agreement.

               "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "Purchase Money Obligations" of a Person means Debt of such Person incurred in connection with the purchase, construction or improvement of property, plant or equipment used in the business of such Person.

               "QIB" means a "qualified institutional buyer," as defined in Rule 144A.

               "Receivables Program" means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Restricted Subsidiaries.

               "Receivables Program Assets" means all of the following property and interests in property, whether now existing or existing in the future or hereafter arising or acquired: (i) accounts, (ii) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all books and records relating to any of the foregoing, (x) all instruments, contract rights, chattel paper, documents and general intangibles related to any of the foregoing and (xi) all proceeds of any of the foregoing.

               "Receivables Program Debt" means, with respect to any Person, the unreturned portion of the amount funded by the investors under a Receivables Program of such Person.

               "Record Date" for the interest payable on any Interest Payment Date means the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "Registration Statement" means either the Exchange Offer Registration Statement or the Shelf Registration Statement.

               "Regulation S" means Regulation S promulgated under the Securities Act.

               "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

               "Regulation S Permanent Global Note" means a permanent Global
Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding aggregate principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

               "Regulation S Temporary Global Note" means a temporary Global
Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding aggregate principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

               "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

               "Restricted Global Note" means a Global Note bearing the Private Placement Legend and includes 144A Global Notes and Regulation S Global Notes.

               "Restricted Investment" means an Investment other than a Permitted Investment.

               "Restricted Note" means either a Restricted Definitive Note or a Restricted Global Note.

               "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

               "Restricted Subsidiary" of a Person means any Restricted Subsidiary of the referent Person that is not an Unrestricted Subsidiary. On the date the Notes are issued, all Subsidiaries will be Restricted Subsidiaries.

               "Rule 144" means Rule 144 promulgated under the Securities Act.

               "Rule 144A" means Rule 144A promulgated under the Securities Act.

               "Rule 903" means Rule 903 promulgated under the Securities Act.

               "Rule 904" means Rule 904 promulgated under the Securities Act.

               "Securities Act" means the Securities Act of 1933, as amended (or any successor Act), and the rules and regulations promulgated thereunder (or respective successor thereto).

               "Senior Debt" means (i) all Debt of the Company outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Debt permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company,
(x) any Debt of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Debt that is incurred in violation of this Indenture.

               "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

               "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

               "Special Record Date" for the payment of any defaulted interest means a date fixed by the Trustee pursuant to Section 2.12 hereof.

               "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original docu-mentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

               "Subject Country" shall mean any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia.

               "Subordinated Debt" means any Debt of the Company which is by its terms subordinated in right of payment to the Notes.

               "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               "Target Business Day" means any day of which the Target System is open for business.

               "Target System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as set forth in Section 9.03.

               "Total Assets" means, with respect to any date of determination, the total assets of the Company shown on the Company's consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

               "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

               "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

               "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 4.15.

               "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

               "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

               "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

               "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  Other Definitions.

                                                                       Defined
        Term                                                          in Section
        ----                                                          ----------
"Affiliate Transaction"...............................................   4.11
"Asset Sale Offer"....................................................   4.10
"Authentication Order"................................................   2.02
"Change of Control Offer".............................................   4.14
"Change of Control Payment"...........................................   4.14
"Change of Control Payment Date"......................................   4.14
"Covenant Defeasance".................................................   8.03
"Events of Default"...................................................   6.01
"Excess Proceeds".....................................................   4.10
"incur"...............................................................   4.09
"Investment Company Act"..............................................   4.18
"Legal Defeasance"....................................................   8.02
"Offer Amount"........................................................   3.09
"Offer Period"........................................................   3.09
"Paying Agent"........................................................   2.03
"Permitted Debt"......................................................   4.09
"Purchase Date".......................................................   3.09
"Registrar"...........................................................   2.03
"Registration"........................................................   4.03
"Restricted Payments".................................................   4.07

SECTION 1.03.    Trust Indenture Act Definitions.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Notes;

               "indenture security holder" means a Holder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the Notes means the Company and any successor obligor upon the Notes.

               All other terms used but not otherwise defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  Rules of Construction.

               Unless the context otherwise requires:

                      (1)  a term has the meaning assigned to it;

                      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                      (3)  "or" is not exclusive;

                      (4) words in the singular include the plural, and in the plural include the singular;

                      (5) provisions apply to successive events and transactions;

                      (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

                      (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                      (8) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."


                                    ARTICLE 2

                                    THE NOTES


SECTION 2.01.  Form and Dating.

               (a)  General.

               The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or agreements to which the Company is subject. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of E1,000 and integral multiples thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b)  Global Notes.

               Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

               (c)  Temporary Global Notes.

               Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for the Depositary, registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, Luxembourg, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon termination of the Restricted Period and the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, Luxembourg certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)(iii) hereof), and (ii) an Officers' Certificate from the Company, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall, upon direction of the Company, cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (d)  Euroclear and Clearstream, Luxembourg Procedures Applicable.

               The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream, Luxembourg" and "Customer Handbook" of Clearstream, Luxembourg shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream, Luxembourg.

SECTION 2.02.  Execution and Authentication.

               Two Officers or one Officer and the Secretary or an Assistant Secretary of the Company shall sign the Notes for the Company by manual or facsimile signature.

               If an Officer, Secretary or Assistant Secretary whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The Trustee shall, upon a written order of the Company signed by two Officers or one Officer and the Secretary or an Assistant Secretary of the Company (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed
E300,000,000 except as provided in Section 2.07 hereof.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company. The Trustee has appointed The Chase Manhattan Bank as authentication agent.

SECTION 2.03.  Registrar and Paying Agent.

               The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar," which term shall also include any co-registrar) and an office or agency where Notes may be presented for payment (" Principal Paying Agent") and offices or agencies where notices and demands to or upon the Company in request of the Notes and this Indenture may be served, which shall be in London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and as long as the rules of this exchange require, the Company will also maintain a Paying Agent and a Transfer Agent in Luxembourg. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

               The Global Notes (whether Rule 144A Notes or Regulation S Notes) will be deposited with a common depositary (the "Depositary") for Morgan Guaranty Trust Company of New York as operator of Euroclear and Clearstream, Luxembourg, and registered in the name of a nominee of the Depositary.

               The Company initially appoints The Chase Manhattan Bank, to act as the Principal Paying Agent and Transfer Agent in London, England and to act as Note Custodian with respect to the Global Notes and Chase Manhattan Bank Luxembourg S.A. as Registrar, Transfer Agent and Paying Agent in Luxembourg.

SECTION 2.04.  Paying Agent to Hold Money in Trust.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all such money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  Transfer and Exchange.

               (a)  Transfer and Exchange of Global Notes.

A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee a notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sec-tions 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof pursuant to this
Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes.

               The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein and therein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                    (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser or to a transferee who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend in accordance with Section 2.06(b)(iii) hereof). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
        Section 2.06(b)(i).

                    (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Depositary either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a
               beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                      (B) if the transferee will take delivery in the form of a
               beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Unrestricted Global
        Note if the exchange or transfer complies with the requirements of
        Section 2.06(b)(ii) above and:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certification required by
               Section 5 of the Registration Rights Agreement in the applicable Letter of Transmittal or via the Depositary's book-entry system;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Participating
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                             (1) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                             (2) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3)(c) or (4) thereof; and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                 (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
               (1) thereof;

                      (C) if such beneficial interest is being transferred to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

                      (E) if such beneficial interest is being transferred to
               the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

        the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive
        Note in the appropriate
        principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                 (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                 (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications required by Section 5 of the Registration Rights Agreement in the applicable Letter of Transmittal;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Participating
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                             (1) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                             (2) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3)(c) or (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                 (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                 (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being
               transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                      (C) if such Restricted Definitive Note is being
               transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, upon confirmation of such receipt, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, in each case, bearing the Private Placement Legend.

                 (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unre-stricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes the certification required under Section 5 of the Registration Rights Agreement in the applicable Letter of Transmittal;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Participating
               Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                             (1) if the Holder of such Definitive Notes proposes
                      to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                             (2) if the Holder of such Definitive Notes proposes
                      to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3)(c) or (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Company or Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Company or Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                      Upon confirmation by the Registrar of satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                 (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                        If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authen-tication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Notes so transferred.

               (e)  Transfer and Exchange of Definitive Notes for Definitive
Notes.

               Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                 (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A,
               then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof;

                      (C) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

                      (D) if such beneficial interest is being transferred to
               the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

               (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes the certification required by Section 5 of the Registration Rights Agreement in the applicable Letter of Transmittal;

                      (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating
               Broker-Dealer pursuant to the Exchange Offer Registration
                Statement in accordance with the Registration Rights Agreement;
               or

                      (D) the Registrar receives the following:

                             (1) if the Holder of such Restricted Definitive
                      Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                             (2) if the Holder of such Restricted Definitive
                      Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3)(c) or (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Company or Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company or Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

               (f)  Exchange Offer.

               Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications required by Section 5 of the Registration Rights Agreement in the applicable Letters of Transmittal or via the Depositary's book-entry system, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that make the certifications required by Section 5 of the Registration Rights Agreement in the applicable Letters of Transmittal, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

               (g)  Legends.

               The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)   Private Placement Legend.

                      (A) Except as permitted by subparagraph (B) below, each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE 'RESALE RESTRICTION TERMINATION DATE') OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ('RULE 144A'), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A 'QUALIFIED INSTITUTIONAL BUYER' WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-'U.S. PERSON' IN AN 'OFFSHORE TRANSACTION' (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY
               FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE."

                      (B) Notwithstanding the foregoing, any Global Note or
               Definitive Note issued pursuant to subparagraphs (b)(iv),
               (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this
               Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

               "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
               SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

              (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

               "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS 40 DAYS AFTER THE ISSUE DATE WITH RESPECT TO THE NOTES), MAY NOT BE: OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, AS DEFINED IN THE SECURITIES ACT, OR (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ('RULE 144A') IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

               THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

               (h)  Cancellation and/or Adjustment of Global Notes.
At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with

Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction, and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (i)  General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other provisions of this Section 2.06, execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

             (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

             (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

             (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption or repurchase under Section 3.02 or 4.14 hereof, as applicable, and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption or repurchase in whole or in part, except the unredeemed portion of any Note being redeemed or repurchased in part or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

             (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

             (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

             (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

             (ix) Each Holder agrees to indemnify the Trustee and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

             (x) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.    Replacement Notes.

               If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.

               The Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and may charge for its expenses (including the fees and expenses of the Trustee and reasonable attorney's fees and expenses) in replacing a Note.

               Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

               If any mutilated, lost, stolen or destroyed Note has become or is about to become due and payable, the Company, in its sole discretion, may, instead of issuing a new Note, pay such Note.

SECTION 2.08.    Outstanding Notes.

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

               If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

               If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.    Treasury Notes.

               In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person that is an Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.    Temporary Notes.

               Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

               Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.    Cancellation.

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.    Defaulted Interest.

               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid. The defaulted interest shall be considered paid upon deposit with the Trustee or the Paying Agent of an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, and interest on such defaulted interest shall thereafter cease to accrue from that date. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange or other trading market on which the securities of the company are listed or traded, and upon such notice as may be required by such exchange or trading market, if, after written notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.13.    Cusip Numbers.

               The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notice of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.


                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT


SECTION 3.01.    Notices to Trustee.

               If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 25 days (35 days in the case of redemption of less than all of the Notes) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Notes to be redeemed.

SECTION 3.02.    Selection of Notes to Be Redeemed.

               If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Company considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.



               The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of E1,000 or whole multiples of E1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of E1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    Notice of Redemption.

               Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. So long as the Notes are listed on the Luxembourg Stock Exchange, notices to holders of the Notes will be made by publication in authorized newspapers in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxembourg Wort. The notice shall identify the Notes to be redeemed and shall state:

               (a)  the redemption date;

               (b)  the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (d)  the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.    Effect of Notice of Redemption.

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.    Deposit of Redemption Price.

               Prior to 12:00 noon London time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06.    Notes Redeemed in Part.

               Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and, upon the Company's written, request, the Trustee shall authenticate, for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.    Optional Redemption.

               (a) The Notes will not be redeemable at the Company's option prior to July 1, 2005. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders as of the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:


                                                                     Percentage
                                                                    of Principal
        Year                                                           Amount
        ----                                                        ------------
        2005..................................................       104.875%
        2006..................................................       103.250
        2007..................................................       101.625
        2008 and thereafter...................................       100.000%

               (b) Ordinary Shares Offering. In addition, at any time, or from time to time, on or prior to June 29, 2003, the Company may, at its option, use the net cash proceeds of one or more public or private offering of Ordinary Shares of the Company (an "Equity Sale") to redeem, on a pro rata basis, up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 109.75% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption; provided, further, that such redemption occur within 90 days of the date of the closing of such Equity Sale.

               (c) Taxation. If, as the result of any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of Singapore (or any Other Jurisdiction, as defined in Sec-tion 4.20), or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation or official position regarding the application of such laws, double taxation treaty or convention (a "Change in Tax Law"), which change or amendment becomes effective on or after the original issuance date of the Notes (or, in certain circumstances, such later date on which any assignee of the Company or a successor corporation to the Company becomes such as permitted under this Indenture), it is determined by the Company or such assignee (which terms, for purposes of the remainder of this paragraph, include any successor thereto) that
(i) the Company or its assignee would be required to make payments of Additional Amounts on the next succeeding date for the payment thereof and (ii) the effect of such Change in Tax Law cannot be avoided through any reasonable measures available to the Company, the Company may, at its option, redeem the Notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the "Tax Redemption Price").

               (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.    Mandatory Redemption.

               Except as provided in Sections 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.    Offer to Purchase by Application of Excess Proceeds.

               In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

               The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). Not earlier than 30 days and not later than 60 days from the date the notice of the Asset Sale Offer is given to Holders, or to the extent that a longer period is required by applicable law (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

               If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

               Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. So long as the Notes are listed on the Luxembourg Stock Exchange, notices to holders of the Notes will also be made by publication in authorized newspapers in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxembourg Wort. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this
        Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

               (b) the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

               (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of E1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

               On or before 12:00 noon London time on the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount or portions thereof tendered pursuant to the Asset Sale offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

               Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4

                                    COVENANTS


SECTION 4.01.    Payment of Notes.

               The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon London time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due.

               Notwithstanding anything to the contrary in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  Maintenance of Office or Agency.

               The Company shall maintain in the Borough of Manhattan, the City of New York (and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in the city of Luxembourg and any other city which is required under the rules of any stock exchange on which the securities are listed), an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York (and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in the city of Luxembourg and any other city which is required under the rules of any stock exchange on which the securities are listed), an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03.    Reports.

               At all times from and after the date of the commencement of an Exchange Offer or the effectiveness of a shelf registration statement with respect to the Notes (the "Registration"), whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the applicable Trustee and each applicable Holder or shall supply to the applicable Trustee for forwarding to each such applicable Holder, without cost to such Holder, copies of such reports and other information. At all times prior to the date of the Registration, the Company shall, at its cost, deliver to the Trustee and each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act if the Company were subject thereto. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

SECTION 4.04.    Compliance Certificate.

               (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

               (d) If Liquidated Damages are payable under the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Liquidated Damages that is payable and (ii) the date on which Liquidated Damages is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If Liquidated Damages have been paid by the Company directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 4.05.    Taxes.

               The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.    Stay, Extension and Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as through no such law has been enacted.

SECTION 4.07.    Restricted Payments.

               (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company), except to the extent the entirety of such dividend or distribution is actually paid to the Company or a Restricted Subsidiary of the Company (and in the case of a dividend or distribution by any non-Wholly Owned Restricted Subsidiary of the Company, to any other holder of Equity Interests of such non-Wholly Owned Restricted Subsidiary on a pro rata basis);

               (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

               (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt, except a payment of interest or principal at Stated Maturity; or

               (iv)   make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the covenant described in Section 4.09; and

                      (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of

                             (i) 50% of the Consolidated Net Income (or if
                      Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company for the period (taken as one accounting period) from (and including) the fiscal quarter commencing June 30, 2000 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

                             (ii) 100% of the aggregate Fair Market Value
                      received by the Company from the issue or sale since the Issue Date of Capital Stock of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Capital Stock (other than Capital Stock (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

                             (iii) the aggregate amount equal to the net
                      reduction in Restricted Investments in Unrestricted Subsidiaries on or after the Issue Date resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary on or after the Issue Date, plus

                             (iv)   $25.0 million.

               (B) So long as no Default or Event of Default shall have occurred and be continuing, the foregoing provisions shall not prohibit

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

               (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary of the Company or any Subordinated Debt, in each case in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (ii) of the preceding paragraph; and

               (iii) the redemption, repurchase, refinancing or defeasance of Subordinated Debt in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Debt.

               (C) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment having a fair market value in excess of $10.0 million shall be determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

SECTION 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

               (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

               (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

               (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

               (B) The foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

               (a)    Existing Debt as in effect on the date of this Indenture;

               (b) the Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in such Existing Debt as in effect on the Issue Date (as determined by the Board of Directors of the Company in its reasonable and good faith judgment);

               (c)    this Indenture and the Notes;

               (d)    applicable law;

               (e) any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be incurred;

               (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, restricting assignment or restricting transfers of non-cash assets;

               (g) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (A)(iii) above on the property so acquired;

               (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not more restrictive taken as a whole than those contained in the agreements governing the Debt being refinanced (as determined by the Board of Directors of the Company in its reasonable and good faith judgment);

               (i)    contracts for the sale of assets;

               (j) customary provisions in agreements with respect to Permitted Joint Ventures;

               (k) any Debt or any agreement pursuant to which such Debt was issued if (A) the encumbrance or restriction applies only upon a payment or financial covenant default or event of default contained in such Debt or agreement and (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Board of Directors of the Company); or

               (l) reasonable and customary borrowing base, net worth and similar covenants set forth in agreements evidencing Debt otherwise permitted by this Indenture.

SECTION 4.09.    Incurrence of Debt and Issuance of Preferred Stock.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Debt (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's and its Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred at the beginning of such four-quarter period.

               (b) The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

               (i) the incurrence by the Company or any of its Restricted Subsidiaries of Credit Facility Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under Credit Agreements; provided that the aggregate principal amount of all Credit Facility Debt outstanding under all Credit Agreements and incurred pursuant to this clause (i), after giving effect to such incurrence, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (i), together with all amounts outstanding under clause (ii) below, does not exceed the greater of $700.0 million and the Borrowing Base as of the most recent fiscal quarter ended for which financial statements are available;

               (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Receivables Program Debt in an aggregate amount at any one time outstanding not to exceed, together with the amounts outstanding under clause (i) above, the greater of $700.0 million or the Borrowing Base as of the most recent fiscal quarter ended for which financial statements are available;

               (iii) the incurrence by the Company and its Restricted Subsidiaries of Existing Debt;

               (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Debt represented by the Notes;

               (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace, Debt that was permitted by this Indenture to be incurred;

               (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Debt between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Debt to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt by the Company or such Restricted Subsidiary, as the case may be;

               (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency exchange risk with respect to any currency exchanges;

               (viii) Capital Lease Obligations and Purchase Money Obligations of the Company and its Restricted Subsidiaries in aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed 10.0% of Total Assets;

               (ix) Guarantees by the Company or any of its Restricted Subsidiaries of Debt of the Company or any Restricted Subsidiary permitted to be incurred under another provision of this covenant;

               (x) Debt of the Company or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, trade letters of credit, surety bonds and guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business, not to exceed at any given time 2.5% of Total Assets; and

               (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Debt in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (xi), not to exceed $50.0 million.

               (c) For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (b)(xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify all or any portion of such item of Debt in any manner that complies with this covenant and such item of Debt or portion thereof will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt will not be deemed to be an incurrence of Debt for purposes of this covenant.

               (d) Debt or Preferred Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary or upon a revocation such that such Subsidiary becomes a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

SECTION 4.10.    Asset Sales.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolu-tion of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

               (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other agreement that releases or indemnifies the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

               Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option, (a) to permanently repay, reduce or secure letters of credit in respect of Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), and/or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or Permitted Investment or the acquisition of other assets, in each case, for use in the same or a similar line of business as the Company was engaged in on the date of such Asset Sale or reasonable extensions thereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce indebtedness under the Credit Facility (or any alternative or subsequent revolving credit agreement where borrowings thereunder constitute Senior Debt or Debt of a Subsidiary) or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an "Asset Sale Offer") to all Holders of Notes and holders of any other Pari Passu Debt outstanding with provisions requiring the Company to make an offer to purchase or redeem such indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of E1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Asset Sale Offered Price (as defined herein) of all Notes tendered), and (B) to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (an "Asset Sale Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make an Asset Sale Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus accrued and unpaid interest thereon plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date (the "Asset Sale Offer Date") such Asset Sale Offer is consummated (the "Asset Sale Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Asset Sale Offered Price of the Notes tendered pursuant to the Asset Sale Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Debt that is purchased in an Asset Sale Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining

               Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Asset Sale Offer and the completion of an Asset Sale Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

               The Company shall comply with the applicable tender offer rules, including Rule l4e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Asset Sale Offer.

SECTION 4.11.    Transactions with Affiliates.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

               (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

               (ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; provided that (w) any employment agreement or compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary that is not otherwise prohibited by this Indenture, (x) transactions between or among the Company and/or its Restricted Subsidiaries that are not otherwise prohibited by this Indenture, (y) Restricted Payments and Permitted Investments that are permitted by the provisions of this Indenture described in Section 4.07, and (z) indemnification of officers and directors, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.    Liens.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Debt or Subordinated Debt on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.    Corporate Existence.

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other ex-istence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the lose thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.14.    Change of Control.

               (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to E1,000 or integral multiples thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice.

               (b) The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

               (c) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of E1,000 or integral multiples thereof.

               Prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay in full in cash all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

               (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.    Designation of Unrestricted Subsidiaries.

               (a) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

                    (i)    that designation would not cause a Default;

                    (ii) the Company will, on the date of such designation after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

                    (iii) the Company would be permitted to make an Investment equal to the sum of the (i) fair market value, as determined in good faith by the Board of Directors of the Company, of the Capital Stock of such Subsidiary plus (ii) the amount of Debt such Subsidiary owes to the Company, pursuant to the first paragraph of Section 4.07.

               (b) The Board of Directors may revoke its designation and redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such revocation; and

                    (ii) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under this Indenture.

               Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation.

SECTION 4.16.    Payments for Consent.

               Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17.    Money for Payments to Be Held in Trust.

               If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal, premium, interest or Liquidated Damages, if any, with respect to the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, interest or Liquidated Damages, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

               Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal, premium, interest or Liquidated Damages, if any, with respect to the Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, interest or Liquidated Damages, if any, so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments with respect to Notes represented by one or more permanent global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto) such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Liquidated Damages, if any, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

               The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

               (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (b) give the Trustee written notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, interest or Liquidated Damages, if any;

               (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

               (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

               The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, interest or Liquidated Damages, if any, with respect to a Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at the written request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.18.    Status as Investment Company.

               The Company shall not, and shall not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise to become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

SECTION 4.19.    Incurrence of Senior Subordinated Debt.

               The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Debt that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

SECTION 4.20.    Guarantees of Debt.

               The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any Pari Passu Debt or Debt of the Company junior to or subordinated in right of payment to any Pari Passu Debt unless the Company causes each such Restricted Subsidiary to execute and deliver to the Trustee, prior to or concurrently with the issuance of such guarantee, a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Restricted Subsidiary unconditionally guarantees on a senior subordinated basis the payment of principal of, premium, if any, and interest on the Notes.

               Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture.

SECTION 4.21.    Payment of Additional Amounts.

               Any amounts paid, or caused to be paid, by the Company or its assignee (or any successor to the Company or such assignee as permitted under this Indenture) under this Indenture shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of Singapore (including any political subdivision or taxing authority thereof) or the jurisdiction of incorporation or residence (other than the United States or any political subdivision or taxing authority thereof) of any assignee of the Company or any successor to the Company, or any subsidiary, branch, division or other entity through which the Company may from time to time direct any payments of principal, premium, if any, and interest on the Notes or any political subdivision or taxing authority thereof (an "Other Jurisdiction"), or, if deduction or withholding of any taxes, levies, imposts or other governmental charges ("Taxes") shall at any time be required by Singapore or an Other Jurisdiction, the Company, its assignee or any relevant successor will (subject to timely compliance by the Holders or beneficial owners of the relevant Notes with any relevant administrative requirements) pay or cause to be paid such additional amounts ("Additional Amounts") in respect of principal of, premium, if any, or interest, as may be necessary in order that the net amounts paid to the Holders of the Notes or the Trustee pursuant to this Indenture, after such deduction or withholding, shall equal the respective amounts that the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing shall not apply to:

                    (i) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of the relevant Note is or has been a domiciliary, national or resident of, engages or has been engaged in business, maintains or has maintained a permanent establishment, or is or has been physically present in Singapore or the Other Jurisdiction, or otherwise has or has had some connection with Singapore or the Other Jurisdiction (other than the holding or ownership of a Note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a
      Note);

                    (ii) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

                    (iii) any present or future Taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant Note;

                    (iv) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Singapore or the Other Jurisdiction or any other relevant jurisdiction of the Holder or beneficial owner of the relevant Note, if such compliance is required by a statute or regulation of Singapore, the Other Jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such Taxes;

                    (v) any present or future Taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Note had been the Holder of such Note, or (B) which, if the beneficial owner of such Note had held the Note as the Holder of such Note, would have been excluded pursuant to clauses (i) through (iv) above; or

                    (vi) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

               Notwithstanding the foregoing, this Indenture does not provide for the payment of Additional Amounts due to any deduction or withholding requirement imposed by any governmental unit other than Singapore, an Other Jurisdiction or a taxing authority or political subdivision thereof.

                                    ARTICLE 5

                                   SUCCESSORS


SECTION 5.01.    Merger, Consolidation or Sale of Assets.

               The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

               (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of either (A) the United States, any state thereof, the District of Columbia or Singapore or (B) a Subject Country, in which case the Company will have satisfied its obligations as set forth in Section 5.03;

               (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

               (iii) immediately after such transaction no Default or Event of Default exists; and

               (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made
        (x) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (y) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09.

SECTION 5.02.    Successor Corporation Substituted.

               Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for (so that from and after the date of such consolidation, merger or transfer, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named herein as the company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

SECTION 5.03. Restrictions upon Reincorporating, Merging or Consolidating into a Subject Country.

               The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (a "Subject Transaction") to, another corporation, Person or entity unless it satisfies certain conditions. If the surviving or resulting transferee, lessee or successor Person (the "Successor Corporation") in a Subject Transaction is incorporated in a Subject Country, then the Company must satisfy the conditions specified in paragraphs (A), (B) and (C) below as promptly as practicable but no later than 60 days following the date of such Subject Transaction:

               (A) the Company shall have delivered to the Trustee a written opinion, in form and substance satisfactory to the Trustee, of independent legal counsel of recognized standing, as to the continued validity, binding effect and enforceability of this Indenture and the Notes and to the further effect that such counsel is not aware of any pending change in, or amendment to, the laws (or any regulations promulgated thereunder) of any Subject Country in which the proposed Successor Corporation is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such Subject Country is a party, which, in any such case, would permit the Company to redeem the Notes as described in Section 3.07, it being understood that such counsel may, in rendering such opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and the Company may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

               (B) the Company shall have delivered to the Trustee a certificate, in form and substance satisfactory to the Trustee, signed by two executive officers of the Successor Corporation, as to the continued validity, binding effect and enforceability of this Indenture and the Notes; and

               (C) the Successor Corporation shall, promptly but no later than 60 days following the date of such Subject Transaction, consent to the jurisdiction of the Courts of the State of New York.

               In the event of any Subject Transaction in which the Successor Corporation is organized and existing under the laws of a Subject Country, the Company will indemnify and hold harmless the Holder of each Note from and against any and all present and future taxes, levies, imposts, charges and withholdings (including, without limitation, estate, inheritance, capital gains and other similar taxes), and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the Notes, this Indenture or any other agreement relating to calculations to be performed with respect to the Notes or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had such Subject Transaction not occurred.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


SECTION 6.01.    Events of Default.

                (a)  "Events of Defaults" are:

                (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

               (ii) default in payment when due of the principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

              (iii) failure by the Company for 30 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions described in Sections 4.07, 4.09, 4.10, 4.14 or 5.01;

               (iv) failure by the Company for 60 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes;

                (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default
        (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt the maturity of which has been so accelerated, aggregates $10.0 million or more;

               (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

              (vii) the Company or any of its Significant Subsidiaries:

                      (A)  commences a voluntary case under any Bankruptcy Law,

                      (B) consents to the entry of an order for relief against
               it in an involuntary case under any Bankruptcy Law,

                      (C) consents to the appointment of a custodian of it or
               for all or substantially all of its property,

                      (D) makes a general assignment for the benefit of its
               creditors,

                      (E) generally is not paying its debts as they become due;
               or

             (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company or any of its Significant Subsidiaries,

                      (B) appoints a custodian of the Company or any of its
               Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

                      (C) orders the liquidation of the Company or any of its
               Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

               (b) The Company shall be required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company shall be required within 30 days of becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, the Notes) if it determines that withholding notice is in their interest.

               (c) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes on July 1, 2005 pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to July 1, 2005, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.02.    Acceleration.

               If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.    Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Past Defaults.

               The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    Control by Majority.

               Holders may not enforce this Indenture or the Notes except as provided herein. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

SECTION 6.06.    Limitation on Suits.

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder of a Note or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

               A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.    Rights of Holders of Notes to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest an the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee.

               If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities.

               If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               First: to the Trustee, its agents and counsel for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively, and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7

                                     TRUSTEE


SECTION 7.01.    Duties of Trustee.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the occurrence and continuance of an Event of
Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (or similar documents) or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates (or similar documents) and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

               (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, the Paying Agent, Registrar or Note Custodian is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at be request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.    Rights of Trustee.

               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such attorney or agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (g) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, order, approval, bond or other paper or document unless requested in writing to do so by the Holders representing more than 25% in aggregate principal amount of Notes then outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters it may see fit; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding.

               (h) The permissive rights of the Trustee to do things enumerated in this Indenture should not be construed as a duty unless so specified herein.

SECTION 7.03.    Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof

SECTION 7.04.    Trustee's Disclaimer.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.    Notice of Defaults.

               (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

               (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with the provisions of paragraph (a) of this Section 7.05, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.    Reports by Trustee to Holders of the Notes.

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.    Compensation and Indemnity.

               The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement, made without its consent, which consent shall not be unreasonably withheld or delayed.

               The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

               To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.    Replacement of Trustee.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, Etc.

               If the Trustee consolidates, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business to (including the administration of this Indenture), another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.    Eligibility; Disqualification.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or in the case of a subsidiary of a bank holding company, its parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.    Preferential Collection of Claims Against Company.

               The Trustee is subject to TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated therein.


                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.    Legal Defeasance and Discharge.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the con-ditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all of its obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) Section 8.02 of this Indenture. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.    Covenant Defeasance.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 5 and in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(vi) hereof shall not constitute Events of Default.

SECTION 8.04.    Conditions to Legal or Covenant Defeasance.

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding

            Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (v) such Legal Defeasance or Covenant Defeasance will not
            result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that on and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (vii) the Company must deliver to the Trustee an Officers'
            Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (viii) the Company must deliver to the Trustee an Officers'
            Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

               Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    Repayment to Company.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest or Liquidated Damages has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition) (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in the city of Luxembourg and any other city which is required under the rules of any stock exchange on which the Notes are listed), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.    Reinstatement.

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08.    Survival.

               The Trustee's rights under this Article 8 shall survive termination of this Indenture.


                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.01.    Without Consent of Holders.

               Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any
Holder:

               (a)  to cure any ambiguity, omission, defect or inconsistency;

               (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions in a manner that does not materially adversely affect any Holder);

               (c) to provide for the assumption of the Company obligations to the Holders of the Notes by a successor to the Company pursuant to
        Article 5 hereof;

               (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

               (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

               (f) to provide for the issuance of the Exchange Notes in accordance with the Registration Rights Agreement; or

               (g) to make all payments of principal and interest through its branch office in any foreign country instead of its Cayman Islands foreign branch office; provided that such change shall not have an adverse effect on the Holders; and provided, further, that Section 11.15 shall be amended accordingly.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.    With Consent of Holders.

               Except as provided below in this Section 9.02, the Company and the Trustee, may amend or supplement this Indenture (including Section 3.09 and 4.10 hereof) and the Notes or any supplemental indenture or modify the rights of the Holders with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided that no such modification may, without the consent of each Holder affected thereby:

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

                  (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants in Section 4.14),

                  (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note,

                  (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

                  (v) make any Note payable in money other than that stated in the Notes,

                  (vi) make any change in the provisions of this Indenture
            relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

                  (vii) waive a redemption payment with respect to any Note
            (other than a payment required by one of the covenants in Section 4.14) or

                  (viii) make any change in the foregoing amendment and waiver provisions.

                  In addition, any amendment or supplement to the provisions of
Article 12 of this Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03.    Compliance with Trust Indenture Act.

               Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.01 or 9.02 as applicable.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who held Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05.    Notation on or Exchange of Notes.

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    Trustee to Sign Amendments, Etc.

               Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and all other conditions to the execution and delivery of such amendment or supplement set forth in this Article 9 are fulfilled. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).


                                   ARTICLE 10

                           SATISFACTION AND DISCHARGE


SECTION 10.01.   Satisfaction and Discharge of Indenture.

               This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when either

               (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Company has paid all sums payable by it under this Indenture; and
        (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

               In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

SECTION 10.02.   Application of Trust Money.

               Subject to the provisions of the last paragraph of Section 4.17 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any), interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee.

               If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to
Section 10.01 hereof, provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                                   ARTICLE 11

                                  MISCELLANEOUS


SECTION 11.01.   Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02.   Notices.

               Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

               If to the Company:

               Flextronics International Ltd.
               2090 Fortune Drive
               San Jose, CA  95131
               Attention:  Investors Relations
               Telephone:  (408) 428-1300

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California  94306
               Attention:  David K. Michaels, Esq.
               Telephone:  (680) 494-0600

               If to the Trustee:

               Chase Manhattan Bank and Trust Company, National Association 101 California Street
               Suite 2725
               San Francisco, California  94111
               Attention:  Hans H. Helley
               Telephone:  (415) 954-9506

               With a copy to:

               Lillick & Charles
               Two Embarcadero Center
               Suite 2700
               San Francisco, California  94111-3996
               Attention:  Varya Simpson
               Telephone:  (415) 984-8200

               The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by the sender's telecopier, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               In addition, all notices will be published (so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Exchange so require) in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourg Wort). Any such notice shall be deemed to have been given on the date of such publication, or, if published more than once or on different dates, on the first date on which publication in such newspaper is made.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.   Communication by Holders with Other Holders.

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, except with respect to the initial authentication of Notes on the date of this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.   Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.   Rules by Trustee and Agents.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

               No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


SECTION 11.08.   GOVERNING LAW.

               THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               The Company shall submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Notes and this Indenture.

SECTION 11.09.   Consent to Jurisdiction and Service.

               To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement or any Notes or Exchange Notes, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which the Company is subject by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of now, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of their respective obligations under this Agreement, to the extent permitted by law.

SECTION 11.10.   No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of the company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11.   Successors.

               All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.   Severability.

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13.   Counterpart Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14.   Table of Contents, Headings, Etc.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.15.   Cayman Islands Branch; Full Recourse Obligations.

               Notwithstanding anything to the contrary contained herein, all payments of principal and interest by the Company with respect to the Notes will be made by the Company through its Cayman Islands branch office; provided, however, that notwithstanding the foregoing, the Company acknowledges that its Obligations hereunder are full recourse to the Company and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Trustee's ability to collect any Obligation from the Company.


                                   ARTICLE 12

                                  SUBORDINATION


SECTION 12.01.   Notes Subordinated to Senior Debt.

               The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 12; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt) of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt, in reliance upon the covenants and provisions contained in this Indenture.

SECTION 12.02.   No Payment on Notes in Certain Circumstances.

               (a) If (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt to which such default relates to accelerate its maturity and, in the case of clause (ii), the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company and the holders of any Designated Senior Debt then, the Company may not make any payment upon or in respect of the Notes (except Permitted Junior Securities or from the trust described in Article 8). Payments on the Notes may and shall be resumed
(x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of (a) the date on which such nonpayment default is cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received, (c) the date such Designated Senior Debt shall have been discharged or paid in full in cash or (d) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the holders of Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (a), (b), (c) and (d), the Company shall resume making any and all required payments in respect of the Notes, including any payments not made to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions, unless the provisions described in clause (i) are then applicable. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

               The Trustee must provide the holders of Designated Senior Debt at least 10 days' prior written notice of any acceleration of the maturity of the Notes.

               As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt.

               (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) as their respective interests may appear. The Trustee shall be entitled to conclusively rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives), or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt. The Company shall keep complete and accurate records of the names, addresses and amounts owed to all holders of Senior Debt and shall produce such records to the Trustee upon request and the Trustee shall be absolutely protected in relying on such records in paying over or delivering moneys pursuant to this Article 12.

               Nothing contained in this Article 12 shall limit or compromise the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder or otherwise; provided, however, that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 12.03.   Payment Over of Proceeds upon Dissolution, Etc.

               (a) Upon any distribution to creditors of the Company in a total or partial liquidation, winding-up, reorganization or dissolution of the Company or in a voluntary or involuntary bankruptcy, reor-ganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of the Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of the Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of the Notes may receive Permitted Junior Securities and payments made from the trust described in Article 8).

               (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

               (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

               (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if, in the event the Company is not the surviving corporation, such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article 5 hereof.

SECTION 12.04.   Payments May Be Paid Prior to Dissolution.

               Nothing contained in this Article 12 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
12.02 or 12.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 12.02(a) or in Section 12.07. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 12.05.   Subrogation.

               Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt or by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 12 which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 12.06.   Obligations of the Company Unconditional.

               Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of any Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 12.07.   Notice to Trustee.

               The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article 12. Regardless of anything to the contrary contained in this Article 12 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing referencing this Indenture and the Notes from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge of a Responsible Officer to the contrary) that no such facts exist.

               In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 12.08.   Reliance on Judicial Order or Certificate of Liquidating Agent.

               Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.09.   Trustee's Relation to Senior Debt or Guarantor Senior Debt.

               The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt which may at any time be held by it in its individual capacity or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. The Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to the Holders, the Company or any other Person monies or assets to which any such holder of the Senior Debt shall be entitled by virtue of this Article 12.

               With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

               Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or a Guarantor or Holders of Senior Debt.

               No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing or securing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

SECTION 12.11. Holders Authorize Trustee to Effectuate Subordination of Securities.

               Each Holder by its acceptance of the Notes authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article 12, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

               If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12.   This Article 12 Not to Prevent Events of Default.

               The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 12 will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13.   Trustee's Compensation Not Prejudiced.

               Nothing in this Article 12 will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.

                            [Signature Page Follows]

                         [Euro Indenture Signature Page]

Dated as of June 29, 2000

                                  FLEXTRONICS INTERNATIONAL LTD.


                                  By:______________________________________
                                       Name:   Robert R.B. Dykes
                                       Title:  President, Systems Group


                                  CHASE MANHATTAN BANK AND TRUST
                                    COMPANY, NATIONAL ASSOCIATION
                                    as Trustee


                                  By:_____________________________________
                                       Name:   Hans H. Helley
                                       Title:  Vice President

                                                                     EXHIBIT A-1

                                 (Face of Note)

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

               [This Note is issued with original issue discount for purposes of
Section 1271 et seq. of the Internal Revenue Code. For each E1,000 of principal
amount of this Security, the issue price is $[   ] and the amount of original
issue discount is $[  ]. The issue date of this Security is [   ], 2000 and the
yield to maturity is [  ]%.]

                                                       CUSIP___________________

                     [ ]% Senior Subordinated Notes due 2010

No.                                                               $[          ]

                         FLEXTRONICS INTERNATIONAL LTD.

promises to pay to [Insert if a Global Note: Cede & Co.][Insert if a Definitive Note:________]

or registered assigns, the principal sum of

Dollars on [               ], 2010.

                      Interest Payment Dates: [      ] and [      ].

                           Record Dates: [     ] and [      ].


                                     A-1-1

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  [             ], 2000

                                            FLEXTRONICS INTERNATIONAL LTD.


                                            By:________________________________
                                               Name:
                                               Title:


                                            By:________________________________
                                               Name:
                                               Title:


                                     A-1-2

                     Trustee's Certificate of Authentication


This is one of the Notes referred to in the within-mentioned Indenture:

Dated:  [            ], 2000

Chase Manhattan Bank and Trust Company, National
   Association, as Trustee


By:_______________________
      Authorized Signatory




                                      A-1-3

                                 (Back of Note)

                     [ ]% Senior Subordinated Notes due 2010

               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               1. INTEREST. Flextronics International Ltd., a Singapore corporation (the "Company"), promises to pay interest on the principal amount of this Note at [ ]% per annum from [ ], 2000 until maturity and shall pay the Liquidated Damages payable in accordance with the provisions of the following paragraph. The Company shall pay interest and Liquidated Damages semi-annually on [ ] and [ ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [ ], 2000. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

               The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Company fails to consummate the Registered Exchange Offer within 180 days of the Issue Date with respect to the Exchange Offer Registration Statement, or (d) any Registration Statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company shall pay to each holder of Transfer Restricted Notes (as defined in the Registration Rights Agreement) affected thereby liquidated damages ("Liquidated Damages") which shall accrue and be payable semi-annually on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date such Registration Default occurs to, but excluding the date on which the applicable Registration Statement is filed or is declared effective, the Registered Exchange Offer is consummated, or the applicable Registration Statement is again declared effective or made usable. During the time that Liquidated Damages is accruing continuously, the rate of such Liquidated Damages shall be 0.25% per annum during the first 90-day period and shall increase by 0.25% per annum for each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.50%, regardless of the Liquidated Damages rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

      2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders at the close of business on [ ] or [ ] next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Dam-



                                     A-1-4
ages, if any, and interest, in Euros, at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               3. PAYING AGENT AND REGISTRAR. Initially, Chase Manhattan Bank, London, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

               4. INDENTURE. The Company issued the Notes under an Indenture dated as of June [ ], 2000 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $[ ] million in aggregate principal amount.

               5.   OPTIONAL REDEMPTION.

               (a) Prior to [ ], 2005. The Notes shall not be redeemable at the Company's option prior to [ ], 2005. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders as of the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on [ ] of the years indicated below:

             YEAR                                          PERCENTAGE
             ----                                          ----------
             2005....................................      [        ]%
             2006....................................      [        ]
             2006....................................      [        ]
             2007....................................      [        ]
             2008 and thereafter.....................         100.000%

               (b) Ordinary Shares Offering. In addition, at any time, or from time to time, on or prior to [First 3 years from Closing], 2003, the Company may, at its option, use the net cash proceeds of one or more public or private offering of Ordinary Shares of the Company (an "Equity Sale") to redeem, on a pro rata basis, up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to [ ]% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption; provided, further, that such redemption occurs within 90 days of the date of the closing of such Equity Sale.

               (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.



                                     A-1-5

               (d) Taxation. If, as the result of any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of Singapore (or any Other Jurisdiction, as defined in Section 4.21 of the Indenture), or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation or official position regarding the application of such laws, double taxation treaty or convention (a "Change in Tax Law"), which change or amendment becomes effective on or after the original issuance date of the Notes (or, in certain circumstances, such later date on which any assignee of the Company or a successor corporation to the Company becomes such as permitted under the Indenture), it is determined by the Company or such assignee (which terms, for purposes of the remainder of this paragraph, include any successor thereto) that
(i) the Company or its assignee would be required to make payments of Additional Amounts on the next succeeding date for the payment thereof and (ii) the effect of such Change in Tax Law cannot be avoided through any reasonable measures available to the Company, the Company may, at its option, redeem the Notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the "Tax Redemption Price").

               6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

               7.   REPURCHASE AT OPTION OF HOLDER.

               (a) Change of Control. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to _1,000 or integral multiples thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

               (b) The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

               (c) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of E1,000 or integral multiples thereof.

              (d) Asset Sales. The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets of Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided



                                     A-1-6
that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other agreement that releases or indemnifies the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

               Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option, (a) to permanently repay, reduce or secure letters of credit in respect of Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), and/or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or Permitted Investment or the acquisition of other assets, in each case, for use in the same or a similar line of business as the Company was engaged in on the date of such Asset Sale or reasonable extensions thereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce indebtedness under the Credit Facility (or any alternative or subsequent revolving credit agreement where borrowings thereunder constitute Senior Debt or Debt of a Subsidiary) or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indentures. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

               (e) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an "Asset Sale Offer") to all Holders of Notes and holders of any other Pari Passu Debt outstanding with provisions requiring the Company to make an offer to purchase or redeem such indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase from all Holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of E1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Asset Sale Offered Price (as defined herein) of all Notes tendered), and (B) to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (as "Asset Sale Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make an Asset Sale Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus accrued and unpaid interest thereon plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date (the "Asset Sale Offer Date") such Asset Sale Offer is consummated (the "Asset Sale Offer Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Asset Sale Offered Price of the Notes tendered pursuant to the Asset Sale Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Debt that is purchased in an Asset Sale Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and the Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Asset Sale Offer and the completion of an Asset Sale Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

            8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its reg-



                                     A-1-7
istered address. So long as the Notes are listed on the Luxembourg Stock Exchange, notices to holders of the Notes will also be made by publication in authorized newspapers in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxembourg Wort. Notes in denominations larger than E1,000 may be redeemed in part but only in whole multiples of E1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

               9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of E1,000 and integral multiples of E1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

               10. PERSONS DEEMED OWNERS. The registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

               11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

               12.  DEFAULTS AND REMEDIES.

            (a) Events of Default under the Indenture include: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (ii) default in payment when due of the principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) failure by the Company for 30 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions in Sections 4.07, 4.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Debtor guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt the maturity of which has been so accelerated, aggregated $10.0 million or more; (vi) failure by



                                     A-1-8
the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Significant Subsidiaries.

               (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.

               (c) The Holders of a majority in aggregate principal amount of the Dollar Notes then outstanding by notice to the Trustee may on behalf of the Holders, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of the Notes.

               (d) The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all the Holders, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

               (e) The Company shall be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company shall be required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, the Notes) if it determines that withholding notice is in their interest.

               13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company with respect to the Notes or the Indenture, or for any claim based on, or in respect or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note will waive and release any and all such liability. Such waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Commission that such a waiver is against public policy.

               15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.


                                     A-1-9

               18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Flextronics International Ltd.
               2090 Fortune Drive
               San Jose, CA  95l31
               Attention:  Investor Relations


                                     A-1-10

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________            Your Signature:
                                    (Sign exactly as your name appears on the face of this Note)

                                    Tax Identification No.:____________________

                                    SIGNATURE GUARANTEE:


                                    ___________________________________________


                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A-1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

               [ ] Section 4.10                     [ ] Section 4.14

               If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:$_________

Date:___________________            Your Signature:
                                    (Sign exactly as your name appears on the face of this Note)

                                    Tax Identification No.:____________________

                                    SIGNATURE GUARANTEE:



                                    ___________________________________________
                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-1-12

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

               The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                        Principal Amount of
                                                                        this Global Note
                          Amount of decrease     Amount of increase     following such
                          in Principal Amount    in Principal Amount    decrease (or
Date of Exchange          of this Global Note    of this Global Note    increase)
----------------          -------------------    -------------------    --------------------









-------------------------
(1) This should e included only if the Note is issued in global form.




                                     A-1-13

                                                                     EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS 40 DAYS AFTER THE ISSUE DATE WITH RESPECT TO THE NOTES), MAY NOT BE: OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, AS DEFINED IN THE SECURITIES ACT OR
(2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

               THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.




                                     A-2-1

                                                            CUSIP_____________

                     [ ]% Senior Subordinated Notes due 2010

No.                                                                      $

               [This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each E1,000 of
principal amount of this Security, the issue price is $[        ] and the
amount of original issue discount is $[     ].  The issue date of this
Security is [            ], 2000 and the yield to maturity is [        ]%.]

               FLEXTRONICS INTERNATIONAL LTD. promises to pay to Cede & Co. or
registered assigns, the principal sum of [        ] Dollars on [       ], 2010.

               Interest Payment Dates:  [            ] and [            ].
               Record Dates:  [            ] and [            ].



                                  A-2-2

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  [          ], 2000

                                            FLEXTRONICS INTERNATIONAL LTD.


                                            By:________________________________
                                               Name:
                                               Title:


                                            By:________________________________
                                               Name:
                                               Title:





                                     A-2-3

                     Trustee's Certificate of Authentication


This is one of the Notes referred to in the within-mentioned Indenture:

Dated:  [             ], 2000

[                              ], as Trustee


By:________________________
      Authorized Signatory

                                            FLEXTRONICS INTERNATIONAL LTD.


                                            By:________________________________
                                               Name:
                                               Title:


                                            By:________________________________
                                               Name:
                                               Title:



                                     A-2-4

                  (Back of Regulation S Temporary Global Note)

                     [ ]% Senior Subordinated Notes due 2010

               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               1. INTEREST. Flextronics International Ltd., a Singapore corporation (the "Company"), promises to pay interest on the principal amount of this Note at [ ]% per annum from [ ], 2000 until maturity and shall pay the Liquidated Damages payable in accordance with the provisions of the following paragraph. The Company shall pay interest and Liquidated Damages semi-annually on [ ] and [ ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2000. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

               The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Company fails to consummate the Registered Exchange Offer within 180 days of the Issue Date with respect to the Exchange Offer Registration Statement, or (d) any Registration Statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company shall pay to each holder of Transfer Restricted Notes (as defined in the Registration Rights Agreement) affected thereby liquidated damages ("Liquidated Damages") which shall accrue and be payable semi-annually on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date such Registration Default occurs to, but excluding the date on which the applicable Registration Statement is filed or is declared effective, the Registered Exchange Offer is consummated, or the applicable Registration Statement is again declared effective or made usable. During the time that Liquidated Damages is accruing continuously, the rate of such Liquidated Damages shall be 0.25% per annum during the first 90-day period and shall increase by 0.25% per annum for each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.50%, regardless of the Liquidated Damages rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders at the close of business on the [ ] or [ ] next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Dam-



                                     A-2-5
ages, if any, and interest, in Euros, at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               3. PAYING AGENT AND REGISTRAR. Initially, [ ], the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

               4. INDENTURE. The Company issued the Notes under an Indenture dated as of June [ ], 2000 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $[ ] million in aggregate principal amount.

               5.   OPTIONAL REDEMPTION.

               (a) Prior to [ ], 2005. The Notes shall not be redeemable at the Company's option prior to [ ], 2005. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders as of a relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on [ ] of the years indicated below:

             YEAR                                          PERCENTAGE
             ----                                          ----------
             2005....................................      [      ]%
             2006....................................      [      ]
             2006....................................      [      ]
             2007....................................      [      ]
             2008 and thereafter.....................       100.000%

               (b) Ordinary Shares Offering. In addition, at any time, or from time to time, on or prior to [First 3 years from Closing], 2003, the Company may, at its option, use the net cash proceeds of one or more public or private offering of Ordinary Shares of the Company (an "Equity Sale") to redeem, on a pro rata basis, up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to [ ]% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption; provided, further, that such redemption occurs within 90 days of the date of the closing of such Equity Sale.

               (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.




                                     A-2-6

               (d) Taxation. If, as the result of any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of Singapore (or any Other Jurisdiction, as defined in Section 4.21 of the Indenture), or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation or official position regarding the application of such laws, double taxation treaty or convention (a "Change in Tax Law"), which change or amendment becomes effective on or after the original issuance date of the Notes (or, in certain circumstances, such later date on which any assignee of the Company or a successor corporation to the Company becomes such as permitted under the Indenture), it is determined by the Company or such assignee (which terms, for purposes of the remainder of this paragraph, include any successor thereto) that
(i) the Company or its assignee would be required to make payments of Additional Amounts on the next succeeding date for the payment thereof and (ii) the effect of such Change in Tax Law cannot be avoided through any reasonable measures available to the Company, the Company may, at its option, redeem the Notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the "Tax Redemption Price").

               6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

               7.   REPURCHASE AT OPTION OF HOLDER.

               (a) Change of Control. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to _1,000 or integral multiples thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

               (b) The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

               (c) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of E1,000 or integral multiples thereof.

               (d) Asset Sales. The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets of Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided



                                     A-2-7
that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other agreement that releases or indemnifies the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

               Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option, (a) to permanently repay, reduce or secure letters of credit in respect of Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), and/or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or Permitted Investment or the acquisition of other assets, in each case, for use in the same or a similar line of business as the Company was engaged in on the date of such Asset Sale or reasonable extensions thereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce indebtedness under the Credit Facility (or any alternative or subsequent revolving credit agreement where borrowings thereunder constitute Senior Debt or Debt of a Subsidiary) or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indentures. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

               (e) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an "Asset Sale Offer") to all Holders of Notes and holders of any other Pari Passu Debt outstanding with provisions requiring the Company to make an offer to purchase or redeem such indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase from all Holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of E1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Asset Sale Offered Price (as defined herein) of all Notes tendered), and (B) to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (as "Asset Sale Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make an Asset Sale Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus accrued and unpaid interest thereon plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date (the "Asset Sale Offer Date") such Asset Sale Offer is consummated (the "Asset Sale Offer Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Asset Sale Offered Price of the Notes tendered pursuant to the Asset Sale Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Debt that is purchased in an Asset Sale Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and the Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Asset Sale Offer and the completion of an Asset Sale Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

                   8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its reg-



                                     A-2-8
istered address. So long as the Notes are listed on the Luxembourg Stock Exchange, notices to holders of the Notes will be made by publication in authorized newspapers in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxembourg Wort. Notes in denominations larger than E1,000 may be redeemed in part but only in whole multiples of E1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

               9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of E1,000 and integral multiples of E1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

               10. PERSONS DEEMED OWNERS. The registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

               11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

               12.  DEFAULTS AND REMEDIES.

               (a) Events of Default under the Indenture include: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (ii) default in payment when due of the principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) failure by the Company for 30 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions in Sections 4.07, 4.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Debtor guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt the maturity of which has been so accelerated, aggregated $10.0 million or more; (vi) failure by




                                     A-2-9
the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Significant Subsidiaries.

               (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.

               (c) The Holders of a majority in aggregate principal amount of the Dollar Notes then outstanding by notice to the Trustee may on behalf of the Holders, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of the Notes.

               (d) The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all the Holders, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

               (e) The Company shall be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company shall be required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, the Notes) if it determines that withholding notice is in their interest.

               13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company with respect to the Notes or the Indenture, or for any claim based on, or in respect or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note will waive and release any and all such liability. Such waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Commission that such a waiver is against public policy.

               15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.




                                     A-2-10

               18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Flextronics International Ltd.
               2090 Fortune Drive
               San Jose, CA  95131
               Attention:  Investor Relations




                                     A-2-11

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                       Your Signature:____________________
                                            (Sign exactly as your name appears
                                             on the face of this Note)

                                            Tax Identification No:_____________

                                            SIGNATURE GUARANTEE:

                                            ___________________________________
                                            Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Registrar, which requirements
                                            include membership or participation
                                            in the Security Transfer Agent
                                            Medallion Program ("STAMP") or such
                                            other "signature guarantee program"
                                            as may be determined by the
                                            Registrar in addition to, or in
                                            substitution for, STAMP, all in
                                            accordance with the Securities
                                            Exchange Act of 1934, as amended.


                                     A-2-12

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

               [ ] Section 4.10               [ ] Section 4.14

               If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:_____________                         Your Signature:______________________
                                           (Sign exactly as your name appears on
                                           the face of this Note)

                                            Tax Identification No:______________


                                            SIGNATURE GUARANTEE:
                                            ____________________________________
                                            Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Registrar, which requirements
                                            include membership or participation
                                            in the Security Transfer Agent
                                            Medallion Program ("STAMP") or such
                                            other "signature guarantee program"
                                            as may be determined by the
                                            Registrar in addition to, or in
                                            substitution for, STAMP, all in
                                            accordance with the Securities
                                            Exchange Act of 1934, as amended.



                                     A-2-13

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

               The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                        Principal Amount of
                          Amount of decrease     Amount of increase     this Global Note
                          in Principal Amount    in Principal Amount    following such
Date of Exchange          of this Global Note    of this Global Note    decrease (or
-----------------------   -------------------    -------------------    -------------------







                                     A-2-14

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Flextronics International Ltd.
2090 Fortune Drive
San Jose, CA  95131
Attention:  Investor Relations

[            ],
as Trustee
[            ]


Attention:  Corporate Trust Department

             Re: Flextronics International Ltd.
                 [  ]% Senior Subordinated Notes due 2010

             Reference is hereby made to the Indenture, dated as of [ ], 2000 (the "Indenture"), between Flextronics International Ltd., as issuer (the "Company"), and [ ], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             _________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the "Transfer"), to ______________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

(1) [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in this Indenture and the Securities Act.

(2) [ ] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or
            (y) the trans-
            action was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in this Indenture and the Securities Act.

(3) [ ] Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (b) [ ] such Transfer is being effected to the Company or a
            Subsidiary thereof;

                                       or

                (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(4) [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The
            Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in this Indenture.

                (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The
            Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities

            Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] Check if Transfer is Pursuant to other Exemption. (i)
            The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         _______________________________________
                                         (Insert Name of Transferor)


                                            By: ________________________________
                                                Name:
                                                Title:


Dated: ______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

        (a)    [ ]     a beneficial interest in the:

               (i)   [ ]      144A Global Note (CUSIP ___), or

               (ii)  [ ]      Regulation S Global Note (CUSIP ___) or

        (b)    [ ]     a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

                                   [CHECK ONE]

        (a)    [ ]     a beneficial interest in the:

               (i)   [ ]      144A Global Note (CUSIP ___), or

               (ii)  [ ]      Regulation S Global Note (CUSIP ___); or

               (iii) [ ]      Unrestricted Global Note (CUSIP ___); or

        (b)    [ ]     a Restricted Definitive Note; or

        (c)    [ ]     an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Flextronics International Ltd.
2090 Fortune Drive
San Jose, CA  95131
Attention:  Investor Relations

Chase Manhattan Bank and Trust Company,
    National Association
as Trustee

Attention:  Corporate Trust Department

             Re: Flextronics International Ltd.
                 [  ]% Senior Subordinated Notes due 2010

                                               (CUSIP _______)

             Reference is hereby made to the Indenture, dated as of June [ ], 2000 (the "Indenture"), between Flextronics International Ltd., as issuer (the "Company") and [ ], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

              _____________ (the "Owner") owns and proposes to exchange the Note(s) or interest in such Note(s) specified herein, in the principal amount of $____________ in such Note(s) or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

            (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

            (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in this Indenture and the Securities Act.

            (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in this Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                             ___________________________________________________
                             (Insert Name of Owner)


                                By: ____________________________________________
                                    Name:
                                    Title:


Dated: ___________________